UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(A) of
the Securities Exchange Act of 1934
Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MOMENTUS INC.
(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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YOUR VOTE IS IMPORTANT - PLEASE VOTE YOUR SHARES TODAY

RE: Reminder of Adjourned Special Meeting of Shareholders

Dear fellow Momentus Shareholder,

We hope this message finds you well. We are writing to remind you that the Momentus Special Meeting of Shareholders, originally scheduled for November 13th, has been adjourned to Monday, December 2, 2024, due to lack of shareholder participation.

Your Vote is Essential

As a valued shareholder, your vote plays a crucial role in the future of our company. The Board of Directors recommends a vote For both proposals presented at the meeting, but as shareholder you have the option to also cast an Against or Abstain vote. If you have not yet cast your vote, we strongly encourage you to do so at your earliest convenience by calling 888.742.1305

Thank you for your continued support and engagement.

Sincerely,

John C. Rood
Chairman and Chief Executive Officer